Exhibit 32.1


                    STATEMENT OF CHIEF EXECUTIVE OFFICER AND
             CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. ss. 1350

         In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2003 (the "Form 10-Q") of Middleburg Financial Corporation (the "Company"), we, Joseph L. Boling, Chief Executive Officer of the Company, and Alice P. Frazier, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

         (a) the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.



         By:      /s/ Joseph L. Boling               Date:   August 13, 2003
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                  Joseph L. Boling
                  Chief Executive Officer



         By:      /s/ Alice P. Frazier               Date:    August 13, 2003
            -----------------------------------           ----------------------
                  Alice P. Frazier
                  Chief Financial Officer